Exhibit 99.3
AMENDMENT OF EMPLOYMENT AGREEMENT
     AMENDMENT dated the 13th day of March, 2006, of the Amended and Restated Employment Agreement dated March 13, 2006 between Barr Pharmaceuticals, Inc. (“BPI”) and Barr Laboratories, Inc. (“BLI-DE”), Delaware corporations having their principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, parties of the first part, and Paul Bisaro (the “Employee”).
WITNESSETH:
     WHEREAS, the parties amended and restated as of March 13, 2006, the employment agreement that was entered into between the Employee and BPI’s predecessor, Barr Laboratories, Inc., a New York corporation, as of October 28, 1999 and that was amended and restated as of August 16, 2002 and October 24, 2002 (as amended and restated as of March 13, 2006, the “Employment Agreement”), and
     WHEREAS, the parties wish to further amend the Employment Agreement to reflect the Employee’s promotion to President and Chief Operating Officer of BPI and thereby provide an inducement for him to remain in BPI’s employ and serve in such capacity;
     NOW, THEREFORE, in consideration of the mutual promises set forth in the Employment Agreement as further amended hereby, and other good and valuable consideration receipt of which is hereby acknowledged, BPI, BLI-DE and the Employee hereby agree that the Employment Agreement is further amended, effective January 10, 2006, as follows:
     1. The first sentence of paragraph 3(a) of the Employment Agreement is amended to read as follows:
     “(a) Throughout the term of this Agreement, the Employee agrees to remain in the employ of the Company, and the Company agrees to employ the Employee, as the President and Chief Operating Officer of BPI and as the President of BLI-DE, reporting to the Chairman of the Board and Chief Executive Officer of BPI (the “CEO”). As the President and Chief Operating Officer of BPI and President of BLI-DE, the Employee shall be responsible for managing and supervising, and shall have responsibility for the day-to-day management of, the business operations of BPI, BLI-DE and such other subsidiaries of BPI as BPI shall determine from time to time, and for coordinating the activities of BPI’s proprietary and generic pharmaceutical businesses, subject only to the authority of the CEO and the Board of Directors of BPI (the “BPI Board”),

and shall have all of the powers, authority, duties and responsibilities he has had prior to the Commencement Date and all of the powers, authority, duties and responsibilities usually incident to the position and role of President and Chief Operating Officer in public companies that are comparable in size, character and performance to BPI (including its interests in BLI-DE and the other Affiliates) and the position and role of President of companies that are comparable in size, character and performance to BLI-DE, and such other reasonable duties, consistent with the position of such a President and Chief Operating Officer and President, respectively, as may be lawfully assigned to him by the CEO or the BPI Board.”
     2. Subparagraph 5(d)(iii) of the Employment Agreement is amended to read as follows:
          “(iii) he is removed from, or not elected or reelected to, the BPI Board, the BLI-DE Board, the board of directors of any successor to BPI or BLI-DE, or the office, title or position of President and Chief Operating Officer of BPI or President of BLI-DE, and BPI and its Affiliates do not have Good Cause for doing so; or”
     3. Subparagraph 5(d)(vi) of the Employment Agreement is amended to read as follows:
          “(vi) a Change in Control occurs and as a result thereof either (A) equity securities of BPI cease to be publicly-traded, or (B) the Employee is not elected or designated to serve as the sole President and Chief Operating Officer of BPI or its survivor and as the sole President of BLI-DE or its survivor in the Change in Control; or”
     4. Paragraph 13(d) of the Employment Agreement is amended by substituting the phrase “President and Chief Operating Officer of BPI and President of BLI-DE” for the phrase “Senior Vice President of BPI and President and Chief Operating Officer of BLI-DE” wherever the latter phrase appears in that paragraph.
     5. Except as amended above, the Employment Agreement shall remain in full force and effect and is in all respects hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BARR PHARMACEUTICALS, INC.

	By:	/s/ [ILLEGIBLE]
Its:

[SEAL] Attest:

/s/ [ILLEGIBLE] Secretary

BARR LABORATORIES, INC.
a Delaware corporation

	By:	/s/ [ILLEGIBLE]
Its:

[SEAL] Attest:

/s/ [ILLEGIBLE] Secretary

/s/ [ILLEGIBLE] Employee